UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2012

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 21, 2012, Harris Corporation (the “Company”) entered into a Separation Agreement and Release of All Claims with Jeffrey S. Shuman (the “Separation Agreement”), as contemplated in the Company’s Current Report on Form 8-K filed on July 26, 2012, in which the Company reported that Mr. Shuman would no longer serve as Senior Vice President, Chief Human Resources and Administrative Officer and would be leaving the Company to pursue other opportunities and that it was anticipated that the Company and Mr. Shuman would discuss a mutual separation arrangement in the near future.

Under the Separation Agreement, the Company and Mr. Shuman agreed that (1) the Company would continue to pay Mr. Shuman through August 31, 2012 (the “Separation Date”) his annual base salary at the rate currently in effect; (2) the Company would pay Mr. Shuman the lump sum cash payment he is entitled to receive under the terms of his December 12, 2008 Addendum to Offer Letter from the Company dated July 5, 2005 in respect of a Company-directed separation, as determined based on his current annual base salary and pro-rated annual incentive compensation, which severance amount is equal to $477,793; (3) the restricted stock units held by Mr. Shuman would remain outstanding and continue to vest following the Separation Date as if Mr. Shuman had remained employed by the Company through completion of the applicable restricted period, rather than being paid out on a pro-rated basis; (4) the outstanding performance shares and performance share units held by Mr. Shuman would remain outstanding and continue to vest as if Mr. Shuman had remained employed by the Company, but subject to the attainment of applicable performance metrics; and (5) during the period from the Separation Date through January 31, 2013, Mr. Shuman would make himself available to facilitate the transition of responsibilities and to perform such other services as reasonably requested, and for such services Mr. Shuman would receive advisory fees in an aggregate amount of $130,000. These payments and the other benefits provided are subject to the terms and conditions of the Separation Agreement, which include a release of all claims by Mr. Shuman, confidentiality restrictions, a two-year non-solicitation restriction and other restrictive covenants.

The foregoing description of the terms and conditions of the Separation Agreement is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Separation Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 22, 2012	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary